EXHIBIT 5.14

                             SUB-ADVISORY AGREEMENT


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                             SUB-ADVISORY AGREEMENT

                   PHOENIX-MORGAN STANLEY FOCUS EQUITY SERIES

         This Sub-Advisory Agreement (the "Agreement") is entered into as of December [INSERT], 1999 by and between Phoenix Variable Advisors, Inc., a Delaware corporation (the "Manager"), and Morgan Stanley Dean Witter Investment Management Inc., a Delaware corporation (the "Sub-Adviser").

         WHEREAS, the Manager has entered into an Advisory Agreement dated [INSERT] (the "Advisory Agreement") with The Phoenix Edge Series Fund (the "Fund"), pursuant to which the Manager provides portfolio management and administrative services to the Phoenix-Morgan Stanley Focus Equity Series of the Fund (the "Portfolio").

         WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

         WHEREAS, the Manager desires to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Sub-Adviser agree as follows:

         1.       Sub-Advisory Services.

                  a. The Sub-Adviser shall, subject to the supervision of the Manager and in cooperation with any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Portfolio. The Sub-Adviser shall manage the Portfolio in conformity with (1) the investment objective, policies and restrictions of the Portfolio set forth in the Fund's prospectus and statement of additional information relating to the Portfolio, (2) any additional policies or guidelines established by the Manager or by the Fund's directors that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolio, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Portfolio may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. In managing the Portfolio, the Sub-Adviser agrees to use its best professional judgement to make investment decisions for the Portfolio in accordance with the provisions of this Agreement. Notwithstanding the foregoing provisions of this Section 1.a, however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Portfolio as the Manager shall determine are necessary in order for the Portfolio to comply with the Policies.

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                  b. The Sub-Adviser shall furnish the Manager with quarterly reports, in such form as may be mutually agreed upon, with respect to:

                          (i)  compliance with the Sub-Adviser's Code of Ethics;

                          (ii) compliance with procedures adopted from time to
                  time by the Trustees of the Fund regarding securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended;

                          (iii) diversification of Portfolio assets in
                  accordance with governing laws and the then prevailing prospectus and statement of additional information pertaining to the Portfolio;

                          (iv) compliance with the Portfolio's limitation
                  regarding the acquisition of illiquid securities; and

                          (v) the implementation of the Portfolio's investment
                  program as described herein, including, without limitation, analysis of Portfolio performance.

The Sub-Adviser shall also furnish the Manager with any and all other reports regarding the management of the Portfolio reasonably requested by the Manager in accordance with or described in this Agreement. The Sub-Adviser will keep the Fund and the Manager informed of developments materially affecting the management of the Portfolio, and will furnish the Fund and the Manager from time to time with such information as Sub-Adviser believes, in its discretion, is appropriate for this purpose. The Sub-Adviser also agrees to attendance by appropriate representatives of the Sub-Adviser at meetings reasonably requested by the Manager or the Fund's Trustees at such times and locations as reasonably requested by the Manager or the Trustees.

                  c. The Sub-Adviser will assist the record-keeping agent for the Fund in determining or confirming the value of any securities or other assets in the Portfolio for which the record-keeping agent reasonably requests review by the Sub-Adviser. The parties agree that, consistent with applicable law, the Sub-Adviser will not bear any responsibility or liability in connection with the determination or confirmation of values of any such securities or other assets in the Portfolio.

                  d. Upon reasonable notice, the Sub-Adviser shall permit the books and records with respect to the Portfolio to be inspected and audited by the Manager and the Fund (and/or the independent accountants for the Fund) at all reasonable times during normal business hours. The Sub-Adviser agrees that such records are the property of the Fund and shall be promptly surrendered to the Fund or the Manager, as agent of the Fund, upon request; provided, however, that the Sub-Adviser is authorized to maintain a copy of any such records.

                  e. The Sub-Adviser will cooperate (in establishing proxy handling procedures acceptable to Manager) with such authorized representative(s) of the Fund granted authority to vote proxies solicited by or with respect to the issuers of securities in which Portfolio assets are invested.

                  f. The Sub-Adviser will be responsible for the preparation and filing of Schedule 13G and Form 13F with respect to the assets of the Portfolio.

                  g. The Sub-Adviser shall provide to the Manager a copy of its Form ADV as filed with the Securities and Exchange Commission and as amended from time to time and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/ or oral instructions to custodians of assets of the Portfolio.

         2.       Obligations of the Manager.

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                  a. The Manager shall provide (or cause the Fund's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets of the Portfolio, cash requirements and cash available for investment in the Portfolio, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder. In this regard, the Manager will deliver to the Sub-Adviser any limitations imposed upon the Portfolio as a result of relevant diversification requirements under the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, as well as any subsequent amendments to such limitations.

                  b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Portfolio and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplement thereto at, or, if practicable, before the time the revisions or supplements become effective. No revisions shall be made nor supplements issued regarding the Portfolio or the Sub-Adviser without the prior review and approval of the Sub-Adviser. No written materials naming or relating to the Sub-Adviser, its employees or its affiliated companies, other than materials provided or approved by the Sub-Adviser, shall be use by the Manager, the Fund or their affiliates in offering or marketing shares of the Fund. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the Directors of the Fund applicable to the Portfolio to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Portfolio to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

         3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Fund's agreement with the custodian designated to hold the assets of the Portfolio (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Portfolio shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian unless such act or omission is required by and taken in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Portfolio shall be delivered directly to the Custodian.

         4. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any expenses of the Manager or the Fund including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Portfolio, and (c) custodian fees and expenses. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

         5. Purchase and Sale of Assets. Absent instructions from the Manager to the contrary, the Sub-Adviser shall place all order for the purchase and sale of securities for the Portfolio with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act. To the extent consistent with applicable law, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Portfolio at prices which are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received.

         6. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Manager shall pay the Sub-

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Adviser compensation at the annual rate of 0.55% of the average aggregate daily assets of the Portfolio up to $150 million, 0.45% of the Portfolio's assets between $150 million and $300 million, and 0.40% of the Portfolio's assets in excess of $300 million. Such compensation shall by payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. The Manager may from time to time waive the compensation it is entitled to receive from the Fund, however, and such waiver will have no effect on the Manager's obligation to pay the Sub-Adviser the compensation provided for herein.

         7. Non-Exclusivity. The Manager and the Portfolio agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Portfolio recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

         8.       Liability. Except as may otherwise be provided by the 1940
Act or other federal securities laws, neither the Sub-Adviser nor any of its affiliates or its or their officers, directors, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Fund, the Portfolio or any shareholder of the Portfolio or the Fund for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties. The Manager shall hold harmless and indemnify the Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Portfolio or the Fund that is not based upon the obligations of the Sub-Adviser with respect to the Portfolio under this Agreement. The Manager acknowledges and agrees that the Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.

         9. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

                  a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the directors of the Fund who are not interested persons of the Fund, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

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                  b. this Agreement may at any time be terminated on sixty days'
written notice to the Sub-Adviser either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio;

                  c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement; and

                  d. this Agreement may be terminated by the Sub-Adviser on sixty days' written notice to the Manager and the Fund, or, if approved by the Board of Directors of the Fund, by the Manager on sixty days' written notice to the Sub-Adviser.

         Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty.

         10. Amendment. This Agreement may be amended at any time by mutual consent of the parties, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the directors of the Fund who are not interested persons of the Fund, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

         11. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," " affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

         12.      General.

                  a. The Sub-Adviser may perform its services through affiliate, employee, officer or agent, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Portfolio shall perform the portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other affiliates, employees, officers or agents identified in such notice shall assume such duties as of a specific date.

                  b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

                  c. Each party hereto agrees that information obtained from the other during the course of this Agreement will only be used in furtherance of performance of its obligations under this Agreement; provided, however, that this clause shall not apply to information specifically authorized for another use by the providing party or information that is otherwise available to the public.

                  d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

         13. Notice. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class mail to the following addresses or

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to such other address as the relevant party shall hereafter notify for such purpose to the other by notice in writing, and shall be deemed to have been given at the time of delivery.

         If to the Manager:               PHOENIX VARIABLE ADVISORS, INC.
                                          One American Row
                                          Hartford, Connecticut 06115
                                          Attention: Doreen Bonner

         If to the Sub-Adviser:           MORGAN STANLEY DEAN WITTER INVESTMENT
                                          MANAGEMENT INC.
                                          1221 Avenue of the Americas
                                          New York, New York 10020
                                          Attention: General Counsel

         14. Use of Morgan Stanley Name. The Manager and the Fund agree that if this Agreement is terminated and the Sub-Adviser or an affiliate thereof shall no longer be the sub-adviser to the Portfolio, the Fund will change the name of the Portfolio to delete any reference to "Morgan Stanley" or any portion or combination thereof.

                                               PHOENIX VARIABLE ADVISORS, INC.

                                               By:______________________________
                                               Name:
                                               Title:


                                               MORGAN STANLEY DEAN WITTER
                                               INVESTMENT MANAGEMENT INC.

                                               By:______________________________
                                               Name: ___________________________
                                               Title: __________________________


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